Exhibit 10.9

AMENDED AND RESTATED

AGREEMENT OF LIMITED PARTNERSHIP

OF

GREAT LAKES GAS TRANSMISSION

LIMITED PARTNERSHIP

i

ii

iii

AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP
OF
GREAT LAKES GAS TRANSMISSION LIMITED PARTNERSHIP

This AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP is entered into by and among TransCanada GL, Inc., a Delaware corporation, TC GL Intermediate Limited Partnership, a Delaware limited partnership and Great Lakes Gas Transmission Company, a Delaware corporation.

All capitalized terms used herein and not otherwise defined are defined in Article II.

ARTICLE I

ORGANIZATIONAL MATTERS

1.1           Formation.  On April 5, 1990, the Certificate of Limited Partnership was filed with the Secretary of State of the State of Delaware in accordance with the Partnership Act, thereby forming the Partnership. The General Partners shall execute and cause to be filed, as appropriate, such further amendments to the Certificate of Limited Partnership and other documents as are or become necessary or advisable, as determined by the General Partners acting through the Management Committee.  The Partners hereby amend and restate the Prior Agreement in its entirety. This amendment and restatement shall become effective on the date of this Agreement.

1.2           Name.  The name of the Partnership shall be, and the business of the Partnership shall be conducted under the name of, “Great Lakes Gas Transmission Limited Partnership”.  The words “Limited Partnership” or the abbreviation “L.P.” shall be included in the Partnership’s name where necessary for the purposes of complying with the laws of any jurisdiction that so requires.  The General Partners may change the name of the Partnership upon written notice to the Partners, with such variations thereof as may be necessary to comply with the laws of other states, or Canadian provinces, within which the Partnership may do business.

1.3           Purpose.  The purpose and business of the Partnership shall be any business that may lawfully be conducted by a limited partnership organized pursuant to the Partnership Act, including, without limitation, the management, operation and disposition of the Initial Facilities and any Incremental Expansion; the carrying on of any business relating thereto or arising therefrom; the entering into of any partnership, joint venture or other similar arrangement to engage in any of the foregoing or the ownership of interests in any entity engaged in any of the foregoing; and anything incidental or necessary to the foregoing.

1.4           Registered Office; Principal Office.  The address of the registered office of the Partnership in the state of Delaware shall be Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware, and the registered agent for service of process on the Partnership in the State of Delaware at such registered office shall be The Corporation Trust Company.  The principal office of the Partnership shall be 5250 Corporate Drive, Troy, MI 48098, or such other place as the Management Committee may from time to time determine.  Written notice of any change in such offices shall be given to each Partner.

1.5           Qualification in other Jurisdictions.  The General Partners shall cause the Partnership to be qualified or registered under assumed or fictitious names or foreign limited partnership statutes or similar laws, or take other appropriate action, in any jurisdiction in which the Partnership owns property or transacts business if such qualification, registration or other appropriate action is reasonably necessary or reasonably anticipated to be necessary, in order to protect the limited liability of the Limited Partner(s), or to permit the Partnership lawfully to own property or transact business in such jurisdiction.  The General Partners shall execute and cause to be filed and published all such certificates, notices, statements or other instruments reasonably necessary or reasonably anticipated to be necessary to permit the Partnership to conduct business as a limited partnership in all jurisdictions where the Partnership elects to do business and to maintain the limited liability of the Limited Partner(s).

1.6           Term.  The Partnership commenced upon the filing of the Certificate of Limited Partnership of the Partnership in accordance with the Partnership Act and shall continue in existence until April 5, 2040, or until the earlier termination of the Partnership in accordance with the provisions of Article XI.

ARTICLE II

DEFINITIONS

The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

Additional Limited Partner.  A Partner admitted to the Partnership as a Limited Partner pursuant to Section 9.2 and shown as a Limited Partner on the books of the Partnership.

Adjusted Basis.  With respect to Partnership assets as of any date of determination, the Partnership’s adjusted basis of such assets, as determined for Federal income tax purposes, pursuant to Section 1011 of the Code.

Adjusted Capital Account Deficit.  With respect to any Partner, the deficit balance, if any, in such Partner’s Capital Account as of the end of the relevant fiscal year or other period, after giving effect to the following adjustments:

(a)           Credit to such Capital Account any amounts that such Partner is obligated to restore or is deemed to be obligated to restore pursuant to the penultimate sentences of Treasury Regulation Section 1.704-1T(b)(4)(iv)(f) and 1.704-1T(b)(4)(iv)(h)(5), as the case may be;

(b)           Debit to such Capital Account the items described in Treasury Regulation Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) and 1.704-1(b)(2)(ii)(d)(6), taking into account for purposes of this third cited Treasury Regulation Section any offsetting increase described in the proviso of Treasury Regulation Section 1.704-1T(b)(4)(iv)(e)(3); and

(c)           Credit and debit to such Capital Account, in the sole discretion of the Management Committee, any other items required or permitted under Section 704(b) of the Code and Treasury Regulations thereunder.

Adjusted Property.  A Partnership property, the Carrying Value of which has been adjusted pursuant to Section 3.3(c).

Affiliate.  Any Person which, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with any Person, including, but not limited to: (a) a Parent of a Partner; (b) a corporation more than 50% of the outstanding voting stock of which is owned directly or indirectly by a Partner or a Parent of a Partner; or (c) a corporation more than 50% of the outstanding voting stock of which is owned directly or indirectly by a corporation more than 50% of the outstanding voting stock of which is owned directly or indirectly by a Partner or by a Parent of a Partner.  For the purposes of this Agreement, no General Partner shall be considered to be an Affiliate of any other General Partner.

Agreed Value.  With respect to any property contributed to the Partnership or distributed by the Partnership to any Partner, the gross fair market value of such property (i.e., without regard to any liabilities assumed by the Partnership or to which such property is subject) as determined in good faith by the Management Committee.

Agreement.  This Amended and Restated Agreement of Limited Partnership, as it may be amended, supplemented or restated from time to time.

Arbitrator.  Arbitrator shall have the applicable meaning set forth in Section 13.2.

Capital Account.  The capital account maintained for a Partner pursuant to Section 3.3.  The Capital Accounts of the Partners established pursuant to this Agreement shall not be deemed to be, nor have the same meaning as, the capital account of the Partnership under the Natural Gas Act.

Capital Contribution.  Any cash or Contributed Property that a Partner has contributed to the Partnership as of the date of this Agreement or will contribute to the Partnership pursuant to Article III.

Carrying Value.  With respect to (a) any Contributed Property, the Agreed Value of such property and (b) any property other than Contributed Property, the Adjusted Basis of such property for Federal income tax purposes, in both cases reduced (but not below zero) by all depreciation and cost recovery deductions charged to the Partners’ Capital Accounts.  The Carrying Value of the Partnership properties shall be adjusted from time to time in accordance with Section 3.3(c) and to reflect additions to basis and other adjustments deemed appropriate by the Management Committee in accordance with the terms of this Agreement.

Certificate of Limited Partnership.  The Certificate of Limited Partnership with respect to the Partnership that was filed with the Secretary of State of the State of Delaware on April 5, 1990.

Certified Public Accountants.  A firm of independent public accountants selected from time to time by the Management Committee.

Code.  The Internal Revenue Code of 1986, as amended (and any successor thereto).

Contributed Property.  Each Contributing Partner’s interest in each property (at the time of contribution to the Partnership) or other consideration, in such form as may be permitted by the Partnership Act, but excluding cash, contributed to the Partnership by such Contributing Partner, including the Initial Facilities.

Contributing Partner.  Each Partner contributing a Contributed Property to the Partnership in exchange for a Partnership Interest.

DOE.  The Department of Energy or any department, commission, agency or other governmental body succeeding to the powers of such department.

Event of Withdrawal.  An event of withdrawal as specified in Section 17-402 of the Partnership Act.

Facilities.  The Initial Facilities and any and all Incremental Expansions.

FERC.  The Federal Energy Regulatory Commission or any commission, agency or other governmental body succeeding to the powers of such commission.

General Partner.  TransCanada GP, TCGL GP or any successor to either such Person in its respective capacity as a general partner of the Partnership.

General Partnership Interest.  A Partnership Interest of a General Partner in its capacity as a General Partner.

Great Lakes.  Great Lakes Gas Transmission Company, a Delaware corporation.

Incremental Expansion.  Any facilities installed to modify, improve or expand the Facilities or any portion thereof, except in connection with customary maintenance, to permit the delivery capacity of the Initial Facilities to be increased after the date of this Agreement.

Initial Facilities.  The real, personal and mixed property (whether tangible or intangible) owned and operated by the Partnership for the transmission of natural gas as of the date of this Agreement.

Limited Partner.  (a) Great Lakes, (b) any Additional Limited Partner and (c) any Substituted Limited Partner, but excluding any Person who transfers its Limited Partnership Interest to any Substituted Limited Partner in accordance with the terms hereof.

Limited Partnership Interest.  A Partnership Interest of a Limited Partner in its capacity as a Limited Partner.

Majority Interest.  Limited Partners holding more than 50% of the aggregate Percentage Interest of all Limited Partners.

Management Committee.  The Management Committee provided for in Article VI.

Minimum Gain.  Minimum Gain shall have the meaning set forth in Section 4.1(c) hereof.

Net Agreed Value.  (a) In the case of any Contributed Property, the Agreed Value of such property or other consideration reduced by any indebtedness or liabilities either assumed by the Partnership upon such contribution or to which such property is subject when contributed and (b) in the case of any property distributed to a Partner pursuant to Article IV or distributed to a Partner in liquidation of the Partnership pursuant to Article XI, the fair market value of such property at the time such property is distributed (as determined under such provisions of this Agreement) reduced by any indebtedness either assumed by such Partner upon such distribution or to which such property is subject when distributed.

Operating Agreement.  The Operating Agreement dated April 5, 1990 between Great Lakes and the Partnership, as it may be amended, supplemented or restated from time to time with the approval of the Management Committee.

Parent.  Any Person which owns, directly or indirectly, more than 50% of the outstanding equity interests of a Partner.

Partner.  Each of the Persons executing this Agreement (whether so executing as a General Partner or a Limited Partner), any Substituted Limited Partner and any Additional Limited Partner, but excluding any Person for whom another Person has been substituted as a Partner in the Partnership pursuant to this Agreement.

Partnership.  The Delaware limited partnership formed pursuant to Section 1.1 of this Agreement.

Partnership Act.  The Revised Uniform Limited Partnership Act of the State of Delaware, as amended.

Partnership Interest.  The interest of a Partner in the Partnership.

Percentage Interest.  As to each Partner, the percentage set forth opposite the Partner’s name on the Schedule of Percentage Interests attached hereto as Exhibit A (as such Exhibit may be updated from time to time to account for any Additional Limited Partners or Substituted Limited Partners).

Person.  An individual, corporation, voluntary association, joint stock company, business trust, partnership or other entity.

Prior Agreement.  The Agreement of Limited Partnership of the Partnership dated as of April 5, 1990.

Recapture Income.  Any gain recognized upon the sale or other taxable disposition of a Partnership asset that is not capital gain because such gain represents the recapture of deductions previously taken for federal income tax purposes with respect to the asset.

Required Accounting Practice.  The accounting rules and regulations, if any, at the time prescribed by the regulatory body or bodies under the jurisdiction of which the Partnership is at the time operating and, to the extent of matters not covered by such rules and regulations, generally accepted accounting principles as practiced in the United States at the time prevailing for companies engaged in a business similar to that of the Partnership.

Section 754 Election.  An election under Section 754 of the Code relating to the adjustment of the adjusted basis of the Partnership Assets as provided in Sections 734 and 743 of the Code.

Substituted Limited Partner.  A Person who becomes a Limited Partner to the Partnership pursuant to Article VIII in place of and with all the rights of a Limited Partner.

TCGL GP.  TC GL Intermediate Limited Partnership, a Delaware limited partnership.

TransCanada GP.  TransCanada GL, Inc., a Delaware corporation.

Treasury Regulations.  The regulations promulgated under the Code, as such regulations may be amended from time to time.

Unrealized Gain.  The excess, if any, of the fair market value of Partnership property (as determined under Section 3.3(c)) as of the date of determination over the Carrying Value of such property as of such date of determination.

Unrealized Loss.  The excess, if Any, of the Carrying Value of Partnership property (as determined under Section 3.3(c)) as of the date of determination over the fair market value of such property as of such date of determination.

ARTICLE III

CAPITAL CONTRIBUTIONS

3.1           Capital Contributions.  As of the execution of this Agreement, the initial Percentage Interest of each Partner is as set forth in Exhibit A.  The General Partners shall from time to time update Exhibit A to reflect any changes in Percentage Interests and/or any Additional Limited Partners and Substituted Limited Partners, in each case as contemplated by, and in accordance with the terms and conditions of, this Agreement.

3.2           Additional Capital Contributions and Issuances of Limited Partnership Interests and other Securities. In order to raise additional capital or to acquire assets, to redeem or retire Partnership debt, or for any other Partnership purposes, the Management Committee is authorized (x) to cause the General Partners to make a capital contribution to the Partnership, or (y) to cause the Partnership to issue Limited Partnership Interests at any time or from time to time to any General Partner, to Limited Partners or to other Persons and to admit them to the

Partnership as Additional Limited Partners, all without any consent or approval of the Limited Partners or any percentage thereof.  With respect to any additional capital contribution or issuance of Limited Partnership Interests hereunder, the Management Committee shall have sole and complete discretion in determining the resulting Percentage Interest of each Partner, the allocations of items of Partnership income, gain, loss, deduction and credit to each Partner and the consideration and terms and conditions with respect to any future issuance of Limited Partnership Interests.  In addition, the Management Committee shall have sole and complete discretion to cause the Partnership to issue Limited Partnership Interests from time to time in one or more classes, or one or more series of such classes, with such designations, preferences and relative, participating, optional or other special rights, powers and duties, including rights, powers and duties senior to existing classes and series of Limited Partnership Interests, as shall be fixed by the Management Committee in the exercise of its sole and complete discretion, including, without limitation, (i) the allocation of items of Partnership income, gain, loss, deduction and credit to each such class or series of Limited Partnership Interests; (ii) the right of each such class or series of Limited Partnership Interests to share in Partnership distributions; (iii) the rights of each such class or series of Limited Partnership Interests upon dissolution and liquidation of the Partnership; (iv) the price at which and the terms and conditions upon which each such class or series of Limited Partnership Interests may be redeemed by the Partnership; (v) the rate at which and the terms and conditions upon which each such class or series of Limited Partnership Interests may be converted into another class or series of Limited Partnership Interests of the Partnership; (vi) the terms and conditions upon which each such class or series of Limited Partnership Interests will be issued, evidenced by certificates and assigned or transferred; and (vii) the right of each such class or series of Limited Partnership Interests to vote on Partnership matters, including matters relating to the relative rights, preferences and privileges of each such class or series.  Upon or prior to the issuance of any class or series of Limited Partnership Interests that shall not be identical to the Limited Partnership Interests that have been issued to the then Limited Partners, the General Partners, without the consent at the time of any Partner, each Partner hereby consenting to any and each such amendment, may amend any provision of this Agreement and the General Partners may execute, swear to, acknowledge, deliver, file and record such documents as the General Partners acting through the Management Committee may in their sole discretion determine to be necessary or appropriate in connection therewith in order to reflect the authorization and issuance of each such class or series of Limited Partnership Interests and the relative rights and preferences as to the matters set forth in the preceding sentence.  The Management Committee is also authorized to cause the Partnership to issue any other type of security (including, without limitation, secured and unsecured debt obligations of the Partnership, debt obligations of the Partnership convertible into any class or series of Limited Partnership Interests that may be issued by the Partnership, or options, rights, warrants or appreciation rights relating to any class or series of Limited Partnership Interests, any debt obligations or any combination of any of the foregoing) from time to time to any General Partner, Limited Partner or other Person on terms and conditions established in the sole and complete discretion of the Management Committee.  The Management Committee shall do all things it deems to be appropriate or necessary to comply with the Partnership Act and are authorized and directed to do all things they deem to be necessary or advisable in connection with any such future issuance, including compliance with any statute, rule, regulation or guideline of any Federal, state or other governmental agency or any securities exchange on which any such security is listed for trading.

3.3           Capital Accounts.  (a)  The Partnership shall maintain for each Partner a separate Capital Account in accordance with the rules of Treasury Regulation Section 1.704-1(b)(2)(iv).  Such Capital Account shall be credited with (i) the amount of cash and Net Agreed Value of property contributed to the Partnership pursuant to this Agreement and (ii) all items of income and gain (including income and gain exempt from tax) computed in accordance with this Section 3.3 and allocated pursuant to Section 4.1 and debited by (iii) the cash distributions and the Net Agreed Value of all distributions of property made with respect to a Partnership Interest and (iv) all items of deduction and loss computed in accordance with this Section 3.3 and allocated pursuant to Section 4.1.

(b)           For purposes of computing the amount of each item of income, gain, deduction or loss to be reflected in the Capital Accounts of the Partners, the determination, recognition and classification of such items shall be the same as its determination, recognition and classification for Federal income tax purposes (including any method of depreciation, cost recovery or amortization used for this purpose), provided that:

(i)            In accordance with Section 704(b) of the Code, any deductions for depreciation, cost recovery or amortization attributable to a Contributed Property shall be determined as if the Adjusted Basis of such property on the date it was contributed to the Partnership was equal to the Agreed Value of such property.  Upon an adjustment pursuant to Section 3.3(c) to the Carrying Value of any Partnership Property subject to depreciation, cost recovery or amortization, any further deductions for such depreciation, cost recovery or amortization attributable to such property shall be determined as if the Adjusted Basis of such property was equal to the Carrying Value of such property immediately following such adjustment.  For any period, depreciation, cost recovery or amortization attributable to any property described in this Section 3.3(b)(i) shall be an amount that bears the same relationship to the Agreed Value (in the case of Contributed Property) or Carrying Value (immediately following any adjustment referred to in the preceding sentence), as the case may be, of such property at the beginning of the period as the Federal income tax depreciation, cost recovery or amortization deduction with respect to such property for the period bears to the Adjusted Basis of such property at the beginning of the period; provided, that if such property has a zero Adjusted Basis, the depreciation, cost recovery or amortization may be determined under any reasonable method selected by the Management Committee.  For all purposes of this Section 3.3, depreciation, cost recovery or amortization shall be in lieu of any Federal income tax depreciation, cost recovery or amortization deductions with respect to such property.

(ii)           Any item of income, gain, loss or deduction attributable to the taxable disposition of any Partnership asset shall be determined by the Partnership as if the Adjusted Basis of such asset as of such date of disposition was equal in amount to the Partnership’s Carrying Value for such asset as of such date.

(iii)          If the Partnership’s Adjusted Basis in any property subject to depreciation or cost recovery is reduced for Federal income tax purposes pursuant to Section 48(q)(1) or 48(q)(3) of the Code, the amount of such reduction shall be treated as an additional depreciation or cost recovery deduction in the year such property is placed in service and shall be allocated among the Partners pursuant to Section 4.1.  Any restoration of such basis pursuant to Section 48(q)(2) of the Code shall be treated as an item of income or gain and allocated in the same manner to the Partners to whom such deemed deduction was allocated.

(iv)          The computation of all items of income, gain, loss and deduction shall be made without regard to any Section 754 Election which may be made by the Partnership (except to the extent required by Treasury Regulation Section 1.704-1(b)(2)(iv)(m)) and, as to those items described in Section 705(a)(1)(B) or Section 705(a)(2)(B) of the Code (including items treated as Section 705(a)(2)(B) expenditures under Treasury Regulation Section 1.704-1(b)(2)(iv)(i)), without regard to the fact that such items are not includable in gross income or are neither currently deductible nor capitalizable for Federal income tax purposes.

(c)           (i)            Upon the acquisition of an additional interest in the Partnership by any new or existing Partner in exchange for more than a de minimis Capital Contribution, the Capital Accounts of all Partners (and the Carrying Values of all Partnership properties) shall be adjusted upwards or downwards to reflect any Unrealized Gain or Unrealized Loss attributable to the Partnership properties as if such Unrealized Gain or Unrealized Loss has been recognized upon an actual sale of such properties immediately prior to such issuance and was allocated to the Partners, at such time, pursuant to Section 4.1.  In determining such Unrealized Gain or Unrealized Loss, the fair market value of Partnership property shall be determined by the Management Committee using such reasonable method of valuation as it deems appropriate.

(ii)           Immediately prior to the distribution of more than a de minimis amount of cash or any Partnership property as consideration for an interest in the Partnership (whether in liquidation of the Partnership or otherwise), the Capital Accounts of all Partners (and the Carrying Value of all Partnership properties) shall, immediately prior to any such distribution, be adjusted upwards or downwards to reflect any Unrealized Gain or Unrealized Loss attributable to all Partnership properties as if such Unrealized Gain or Unrealized Loss has been recognized upon an actual sale of such properties immediately prior to such distribution and was allocated to the Partners, at such time, pursuant to Section 4.1.  In determining such Unrealized Gain or Unrealized Loss, the fair market value of Partnership property shall be determined by the Management Committee using such reasonable method of valuation as it deems appropriate.

(iii)          Notwithstanding anything to the contrary in this Section 3.3(c), any adjustment pursuant to Section 3.3(c)(i) or 3.3(c)(ii) shall be made only if the Management Committee reasonably determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership.

(d)           The determination of the amount of any liability for purposes of this Section 3.3 (including, without limitation, the computation of Agreed Value, Unrealized Gain and Unrealized Loss) shall be made in accordance with Section 752(c) of the Code and any other applicable provisions of the Code and Treasury Regulations thereunder.

(e)           In the event all or a portion of an interest in the Partnership is transferred in accordance with the terms of this Agreement, the Capital Account of the transferee shall be determined in accordance with Treasury Regulation Section l.704-1(b)(2)(iv)(1).

(f)            It is the intention of the Partners that Capital Accounts shall be determined in a manner so that the allocations in, this Agreement will have, or be deemed to have, substantial economic effect under Section 704(b) of the Code and Treasury Regulations thereunder.  In the event that the Management Committee determines that it is prudent to modify the manner in which Capital Accounts, or any debits or credits thereto (including, without limitation, debits or credits relating to liabilities that are secured by contributed or distributed property or that are assumed by the Partnership or the Partners or their Affiliates) are computed in order to comply with such Treasury Regulations, the Management Committee shall make such modification, but only if such modification is not likely to have a material effect on the amounts distributable to the Partners pursuant to Article XI.  In the event that unanticipated events might otherwise cause this Agreement not to comply with such Treasury Regulations, the Management Committee, consistent with the prior sentence, shall make such modifications as it deems appropriate.

(g)           Negative Capital Accounts.  Subject to Section 11.4, no Partner shall be required to pay to the Partnership or to any other Partner or other Person any deficit or negative balance which may exist in such Partner’s Capital Account upon liquidation of the Partnership or such Partner’s interest in the Partnership.

3.4           No Preemptive Rights.  Except as otherwise provided in Articles X or XI hereof, no Partner shall have any preemptive or preferential right, including any such right with respect to (a) additional Capital Contributions; (b) issuance or sale of Partnership Interests, whether unissued, held in the treasury or thereafter created; (c) issuance of any obligations, evidences of indebtedness or other securities of the Partnership convertible into or exchangeable for, or carrying or accompanied by any rights to receive, purchase or subscribe to, any such unissued Partnership Interests held in treasury; (d) issuance of any right of, subscription to or right to receive, or any warrant or option for the purchase of, any of the foregoing securities; or (e) issuance or sale of any other securities that may be issued or sold by the Partnership.

3.5           Interest.  No interest shall be paid by the Partnership on Capital Contributions or on balances in Partners’ Capital Accounts.

3.6           No Withdrawal.  Except as otherwise provided herein or consented to by each of the General Partners, no Partner shall be entitled to withdraw any part of his or its (or his or its predecessor’s) Capital Contribution or Capital Account or to receive any distribution from the Partnership.

3.7           Loans from Partners.  Loans by a Partner to the Partnership shall not be considered Capital Contributions.  If any Partner shall advance funds to the Partnership in excess of the amounts required hereunder to be contributed by him or it to the capital of the Partnership, the making of such advances shall not result in any increase in the amount of the Capital Account of such Partner. The amounts of any such advances shall be a debt of the Partnership to such Partner and shall be payable or collectible only out of the Partnership assets in accordance with the terms and conditions upon which such advances are made.

3.8           Voluntary Contributions.  No Partner shall make any Capital Contribution except pursuant to this Article III.

ARTICLE IV

ALLOCATIONS AND DISTRIBUTIONS

4.1           Allocations for Capital Account Purposes.  (a)  For purposes of maintaining the Capital Accounts and determining the rights of the Partners among themselves, the Partnership items of income, gain, loss and deduction shall be computed as provided in Section 3.3 and, except as provided below, shall be allocated among the Partners in proportion to their respective Percentage Interests.  Notwithstanding the foregoing, if, upon the sale or other taxable disposition of substantially all of the Partnership’s property, the Capital Accounts of the Partners are not in the ratio of the Percentage Interests of the Partners, gain or loss from such sale or disposition shall be first allocated among the Partners to cause the Capital Accounts to be in the ratio of such Percentage Interests, with the balance of such gain or loss, if any, allocated among the Partners in proportion to their respective Percentage Interests.

(b)           In the event that any Partner unexpectedly receives an adjustment, allocation or distribution described in clauses (4), (5) or (6) of Treasury Regulation Section 1.704-1(b)(2)(ii)(d) that results in such Partner having an Adjusted Capital Account Deficit, such Partner shall be allocated Partnership items of income and gain in an amount and manner sufficient to eliminate, to the extent required by such regulations, the Adjusted Capital Account Deficit of such Partner as quickly as possible; provided, that an allocation pursuant to this Section 4.1(b) shall be made only if and to the extent that such Partner would have an Adjusted Capital Account Deficit after all other allocations provided for in this Section 4.1 have been tentatively made as if this Section 4.1(b) were not in this Agreement.  This Section 4.1(b) is intended to constitute a “qualified income offset” within the meaning of Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(3) and shall be interpreted consistently with such provisions.

(c)           In accordance with and pursuant to Treasury Regulation Section 1.704-1T(b)(4)(iv)(e), (f) and (h), if there is a net decrease in the Partnership’s Minimum Gain during any taxable year, all Partners shall be allocated, before any other allocation is made of Partnership items for such taxable year, items of income and gain for such year (and, if necessary, subsequent years) in an amount equal to the greater of (a) each such Partner’s share of the net decrease in Minimum Gain that is allocable to the disposition of Partnership property subject to one or more nonrecourse liabilities of the Partnership, as determined pursuant to Treasury Regulation Section 1.704-1T(b)(4)(iv)(f) and (h), as

applicable, or (b) if such Partner would otherwise have an Adjusted Capital Account Deficit at the end of such year, an amount sufficient to eliminate such Adjusted Capital Account Deficit.  This Section 4.1(c) is intended to comply with the “minimum gain chargeback” requirement in such Treasury Regulations and shall be interpreted consistently therewith.

(d)           All items of loss, deduction or expenditure that in accordance with the principles of Treasury Regulation Section 1.704-1T(b)(4)(iv)(h)(3) are attributable to a Partner nonrecourse debt (as defined in Treasury Regulation Section 1.704-1T(b)(4)(iv)(k)(4)) shall be allocated to the Partner that bears the economic risk of loss with respect to such Partner nonrecourse debt within the meaning of Treasury Regulation Section 1.704-1T(b)(4)(iv)(k)(1).

(e)           No allocation of loss or item thereof shall be made to any Partner to the extent such allocation would create or increase an Adjusted Capital Account Deficit of such Partner.  Any losses or items thereof that cannot be allocated to Partners by reason of the prior sentence (the “Excess Loss”) shall, subject to the prior sentence, be allocated to the other Partners in proportion to such other Partners’ Percentage Interests, and this method of allocation shall continue until such Excess Loss shall have been completely allocated.

(f)            To the extent of any Recapture Income resulting from the sale or other taxable disposition of a Partnership asset, the amount of any gain allocated to each of the Partners shall be Recapture Income to the extent such Partner (or a predecessor in interest) has been allocated or has claimed any deduction directly or indirectly giving rise to the treatment of such gain as Recapture Income.

(g)           Notwithstanding any other provision of this Section 4.1 other than Sections 4.1(b) through 4.1(e) (the “Required Allocations”), the Required Allocations shall be taken into account in making the allocations under Section 4.1(a) (the “Agreed Allocations”) so that, to the extent possible, the net amount of items of income, gain, loss and deduction allocated to each Partner pursuant to the Required Allocations and the Agreed Allocations, together, shall be equal to the net amount of such items that would have been allocated to each Partner under the Agreed Allocations had the Required Allocations not otherwise been provided for in this Section 4.1.

(h)           It is the intent of the parties to this Agreement that the chargeback provisions and the limitation on loss allocation provisions provided herein satisfy the “allocation of nonrecourse deduction” rules provided in Treasury Regulation Section 1.704-1T(b)(4)(iv) and the requirements of Treasury Regulation Section 1.704-1T(b)(2)(ii)(d) (relating to the alternate test for economic effect and qualified income offset).  It is further intended that the allocations under this Section shall effect an allocation for Federal income tax purposes in a manner so that allocations in this Agreement will have, or be deemed to have, substantial economic effect under Section 704(b) of the Code and the Treasury Regulations promulgated thereunder.  If for any reason the allocations contained in this Agreement shall conflict with the Treasury Regulation promulgated under Section 704 of the Code, the Management Committee may amend these provisions if it receives an opinion of counsel that such an amendment is necessary to reflect allocations consistent with such regulations.

(i)            The Partnership shall allocate items of income, gain, loss, deduction and credit attributable to a Partnership Interest that is assigned during a year between the assignor and assignee of such Partnership Interest or to a newly issued Partnership interest in accordance with any method that the Management Committee determines is likely to be upheld under Section 706 of the Code.

4.2           Allocations for Tax Purposes.  (a)     For Federal and state income tax purposes, except as otherwise provided in this Section 4.2, each item of Partnership income, gain, loss and deduction shall be allocated to the Partners consistent with the allocations of income, gain, loss and deduction heretofore described in Section 4.1.

(b)           In accordance with Section 704(c) of the Code and the Treasury Regulations thereunder (and any corresponding provisions of applicable state law), income, gain, loss, and deduction with respect to any property contributed to the capital of the Partnership shall, solely for tax purposes, be allocated among the Partners so as to take account of any variation between the adjusted basis of such property to the Partnership for Federal income tax purposes and its Agreed Value.

In the event the Carrying Value of any Partnership asset is adjusted pursuant to Section 3.3(c) hereof, subsequent allocations of income, gain, loss, and deduction with respect to such asset shall take into account any variation between adjusted basis of such asset for Federal income tax purposes and its Carrying Value in the same manner as under Section 704(c) of the Code and the Treasury Regulations thereunder.

(c)           All items of income, gain, loss, deduction, credit and basis allocation recognized by the Partnership for Federal income tax purposes and allocated to the Partners in accordance with the provisions hereof shall be determined without regard to any election under Section 754 of the Code that may be made by the Partnership; provided, that such allocations, once made, shall be adjusted, as necessary or appropriate, to take into account those adjustments permitted by Sections 734 and 743 of the Code and, where appropriate, to provide only Partners recognizing gain on Partnership distributions covered by Section 734 of the Code with the Federal income tax benefits attributable to the increased basis in Partnership property resulting from any election under Section 754 of the Code.

(d)           Any credits of the Partnership shall be allocated to the Partners in accordance with their respective Percentage Interests or as required by the Code and Treasury Regulations thereunder.

(e)           Allocations pursuant to this Section 4.2 are solely for Federal, state and local tax purposes and shall not affect, or in any way be taken into account in computing, any Partner’s Capital Account or share of income, gain, loss and deduction or distributions pursuant to any provision of this Agreement.

(f)            The Partners are aware of the income and other tax consequences of the allocations made by this Article IV and hereby agree to be bound by the provisions of this Article IV in reporting their shares of items of Partnership income, gain, loss, deduction and credit.

4.3           General Partners.  Notwithstanding anything to the contrary that may be expressed or implied in this Agreement, the interests of the General Partners as General Partners, taken together, in each material item of Partnership income, gain, loss, deduction or credit shall be equal to at least 1% of each such item at all times during the existence of the Partnership, subject to the temporary allocations required under Section 704(b) and (c) of the Code provided for in this Agreement.

4.4           Distributions.  (a)  Within 75 days after the end of each of its fiscal years, the Partnership shall distribute cash to the Partners in proportion to their respective Percentage Interests in an aggregate amount equal to the Federal taxable income of the Partnership allocated to the Partners multiplied by the sum of the highest Federal corporate income tax rate (currently 35%) and an assumed combined state and local income tax rate of 3%.

(b)           Other than the distributions required to be made under Section 4.4(a) above, the Management Committee may from time to time in its sole discretion cause the Partnership to distribute cash or other property to the Partners in accordance with their respective Percentage Interests.

(c)           No reimbursement for expenses made pursuant to this Agreement and no payment described in Section 707(c) of the Code shall be deemed to be distributions for purposes of this Agreement.

ARTICLE V

ACCOUNTING AND TAXATION

5.1           Fiscal Year.  The fiscal year of the Partnership shall be the calendar year.

5.2           Location of Records.  The books of account for the Partnership shall be kept and maintained at the principal office of the Partnership or at such other place as the Management Committee shall determine.

5.3           Books of Account.  The books of account for the Partnership shall be:

(a)           Maintained on an accrual basis in accordance with Required Accounting Practice; and

(b)           Audited by the Certified Public Accountants at the end of each fiscal year.

5.4           Annual Financial Statements and Tax Information.  As soon as practicable following the end of each fiscal year of the Partnership, the Management Committee shall cause to be prepared and delivered to each Partner:

(a)           A profit and loss statement and a statement of cash flow for such fiscal year and a balance sheet as of the end of such fiscal year, together with a report thereon of the Certified Public Accountants; and

(b)           Such Federal, state and local income tax returns and such other accounting, tax information and schedules as shall be necessary for the preparation by each Partner of its Federal, state and local income tax returns for such fiscal year.

5.5           Taxation.  The Parties intend that the Partnership shall be treated as a “partnership” for Federal and state tax purposes.  The Partnership’s state and Federal income tax returns shall be approved by the Management Committee and subject to review by the Certified Public Accountants, counsel or other Person or Persons designated by the Management Committee for such purpose.  All of the Partnership elections for state and Federal income tax purposes shall be determined by the Management Committee.

(a)           Tax Controversies.  TransCanada GP is designated the “Tax Matters Partner” (as defined in Section 6231 of the Code), and is authorized and required to represent the Partnership (at the Partnership’s expense) in connection with all examinations of the Partnership’s affairs by tax authorities, including, without limitation, administrative and judicial proceedings, and to expend Partnership funds for professional services and costs associated therewith; provided, however, that the Tax Matters Partner shall not take any action as such Tax Matters Partner unless such action shall have been approved by the Management Committee.  Each Partner agrees to cooperate with the Management Committee and to do or refrain from doing any and all things reasonably required by the Management Committee to conduct such proceedings.

(b)           Withholding.  Notwithstanding any other provision of this Agreement, the Management Committee is authorized to take any action that it determines to be necessary or appropriate to cause the Partnership to comply with any Federal, state and local withholding requirement with respect to any allocation, payment or distribution by the Partnership to any Partner or other Person.  All amounts so withheld shall be treated as distributions to the Partners under Article IV or XI, as the case may be.  If any such withholding requirement with respect to any Partner exceeds the amount distributable to such Partner under Article IV or XI, or if any such withholding requirement was not satisfied with respect to any amount previously allocated or distributed to such Partner under Article IV or XI, such Partner and any successor or assignee with respect to such Partner’s interest in the Partnership hereby indemnifies and agrees to hold harmless the General Partners and the Partnership for such excess amount or such withholding requirement, as the case may be.

(c)           Tax Elections.  The Partnership shall make the election under Section 754 of the Code in accordance with applicable Treasury Regulations thereunder for the first fiscal year in which such election could apply, subject to the reservation of the right to seek to revoke any such election upon the Management Committee’s determination that such revocation is in the best interests of the Partners.  In addition to the foregoing, the Management Committee shall, in its sole discretion, determine whether to make any other available tax elections and select any other appropriate tax accounting methods and conventions for any purpose under this Agreement.

5.6           Governmental Reports.  Under the direction of the Management Committee, the Partnership shall prepare and file, or cause to be prepared and filed, all reports prescribed by FERC and any other commission or governmental agency having jurisdiction over the Partnership.

5.7           Inspection of Facilities and Records.  Each Partner shall have the right at all reasonable times during usual business hours to inspect the facilities of the Partnership and to audit, examine and make copies of the books of account and other records of the Partnership.  Such right may be exercised through any agent or employee of such Partner designated in writing by it or by an independent public accountant, petroleum engineer, attorney or other consultant so designated.  The Partner making the request shall bear all costs and expenses incurred in any inspection, examination or audit made at such Partner’s behest.

5.8           Deposit and Withdrawal of Funds.  Funds of the Partnership shall be deposited in such banks or other depositories as shall be designated from time to time by the Management Committee.  All withdrawals from any such depository shall be made only as authorized by the Management Committee and shall be made only by check, wire transfer, debit memorandum or other written instruction.

ARTICLE VI

MANAGEMENT OF THE PARTNERSHIP

6.1           Control by General Partners.  The General Partners through the operation of the Management Committee shall conduct, direct and exercise full control over all activities of the Partnership.  Except as otherwise expressly provided in this Agreement, all management powers over the business and affairs of the Partnership shall be exclusively vested in the General Partners which powers shall be exercised solely through the operation of the Management Committee, and no Limited Partner shall have any management power over the business and affairs of the Partnership.  The General Partners through the operation of the Management Committee shall have full power and authority to do or cause the Partnership to do all things deemed necessary or desirable by them, in their sole discretion, in connection with or to conduct the business of the Partnership, including, without limitation, (A) the establishing of reserves, the making of any expenditures, the lending of money, the borrowing of money, the guaranteeing or assumption of indebtedness and other liabilities, the issuance of indebtedness and other liabilities, the issuance of evidences of indebtedness, and the securing of the same by mortgage, deed of trust, or other lien or encumbrance, and the incurring of any obligations it deems necessary for the conduct of the activities of the Partnership, (B) the acquisition, disposition, mortgage, pledge, encumbrance, hypothecation or exchange of any or all of the assets of the Partnership and the merger of the Partnership with or into another entity, (C) the use of the assets of the Partnership (including, without limitation, cash on hand) for any purpose and on any terms it sees fit, including, without limitation, the financing of the conduct of the operations of the Partnership, the lending of funds to other Persons and the repayment of obligations of the Partnership, (D) the negotiation and execution on any terms deemed desirable in its sole discretion and the performance of any contracts, conveyances or other instruments that it considers useful or necessary to the conduct of the Partnership’s operations or the implementation of its powers under this Agreement, (E) the distribution of Partnership cash, (F) the selection and dismissal of employees and outside attorneys, accountants, consultants and contractors and the determination of their compensation and other terms of employment or hiring, (G) the maintenance of insurance and the adoption of fringe benefit plans for the benefit of the Partnership, the Partners and officers, employees and agents of the Partnership as it deems necessary, (H) the formation of any further limited or general partnerships, joint ventures or other relationships that it deems desirable, (I) the control of any matters affecting the rights and obligations of the Partnership, including, without limitation, the conduct of litigation, the incurring of legal expenses and the settlement of claims and litigation, (J) the issuance, purchase, sale or other acquisition or disposition of Partnership Interests or any security of the Partnership, and the cancellation of acquired Partnership Interests or any security of the Partnership, at such times and on such terms as they deem to be in the best interest of the Partnership and the Partners and (K) the acts necessary to enter into leases for real or personal property or agreements in connection with sale and leaseback transactions.  No General Partner shall have the power to bind the Partnership or otherwise undertake any action on behalf of the Partnership without the consent of or at the direction of the Management Committee.

6.2           Management Committee.  (a) The General Partners hereby designate a Management Committee to consist of six individual members; three of whom shall be designated by TCGL GP (the “TCGL Committee Members”) and three of whom shall be designated by TransCanada GP (the “TransCanada Committee Members”) (The TCGL Committee Members and the TransCanada Committee Members are sometimes hereinafter referred to as the “Committee Members”).  The business of the Partnership shall be managed by the General Partners through the Management Committee which shall exercise all of the powers of the General Partners.  Each member of the Management Committee shall be a duly authorized officer or representative of the entity that so designated him and shall be duly authorized to act on behalf of and bind such entity in its capacity as a general partner of the Partnership.  All actions taken by the members of the Management Committee shall be taken by such individuals in their capacity as duly authorized agents for the General Partners.  Each Committee Member shall remain a member of the Management Committee until his successor has been duly designated, or upon his earlier resignation or removal.  Any Committee Member may resign at any time upon notice to the Partnership and the General Partners.  The TCGL Committee Members and the TransCanada Committee Members may be removed with or without cause only by TCGL GP or TransCanada GP, respectively.  Vacancies resulting from the removal, resignation or other incapacity of a TCGL Committee Member or a TransCanada Committee Member may be filled only by TCGL GP or TransCanada GP, respectively.

(b)           The Management Committee may hold meetings, both regular and special, either within or without the State of Delaware, as follows:

(i)            The Management Committee shall hold regular meetings without notice at such time and at such place as may from time to time be determined by the Management Committee.

(ii)           At all meetings of the Management Committee, the presence of four Committee Members shall constitute a quorum for the transaction of business and the unanimous act of the Committee Members present at any meeting at which there is a quorum shall be the act of the Management Committee.  If a quorum shall not be present at any meeting of the Management Committee, the Management Committee members present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

(iii)          Any action required or permitted to be taken at any meeting of the Management Committee may be taken without a meeting, if all the members of the Management Committee consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Management Committee.

(iv)          Committee Members may participate in a meeting of the Management Committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such a meeting shall constitute presence in person at such meeting.

(c)           Without the requisite approval of the Management Committee, the General Partners, the Management Committee and other committees of the Partnership, and the management officials, employees and agents of the Partnership, shall not, nor shall any of them permit, allow or cause the Partnership to:

(i)            amend, modify or waive any of the terms or conditions of this Agreement;

(ii)           admit any Person to the Partnership as a general or limited partner or permit any Person to make a capital contribution to the Partnership;

(iii)          change rate schedules in effect or proposed at any time;

(iv)          execute any gas purchase, gas sale or transportation contract;

(v)           enter into, execute, amend, modify or waive any of the terms or conditions of the Operating Agreement or any replacement Operating Agreement;

(vi)          approve entering into of any contract with an Affiliate of a Partner pursuant to Section 6.6(b);

(vii)         undertake any proposed Incremental Expansion, or any other construction project or execute any construction contract which involves expenditures or commitments by the Partnership in excess of $500,000;

(viii)        determine any tax or accounting election or policy;

(ix)           arrange for insurance, applications for insurance policies and authorization of insurance contracts with respect to any property of the Partnership;

(x)            finance or refinance the Partnership or authorize, issue and/or sell General or Limited Partnership Interests or other securities of the Partnership or create any lien on or security interest in any of the assets of the Partnership in connection therewith; provided that the Partnership may, in the normal course of business, borrow on an unsecured basis from commercial banks up to $1,000,000 at any one time outstanding without the approval of the Management Committee as herein required;

(xi)           grant any bonuses or options or make other arrangements for the sale of Partnership Interests to officers or employees, all employee pension or other benefit plans and arrangements;

(xii)          redeem or purchase Partnership Interests or other outstanding securities of the Partnership or distribute cash or other assets of the Partnership to the Partners;

(xiii)         appoint or retain counsel, independent auditors and consultants;

(xiv)        file any application or other request for authority (including any material amendments thereto) with any governmental authority with respect to any of the foregoing including:

(A)          file any application for, or commence any proceeding with respect to, obtaining any certificate of public convenience and necessity or other certificate of authority from FERC or from any other governmental authority having jurisdiction over the Partnership, its business or assets,

(B)           file any application to FERC or any other governmental authority having jurisdiction for any increase, decrease or other change in the Partnership’s rates or other tariff provisions, and

(C)           file any application, declaration or registration statement to be filed with the Securities and Exchange Commission; and

(xv)         file any suit, appeal or other court proceeding in connection with any of the foregoing.

(d)           The General Partners hereby designate an Executive Committee which shall consist of three members:  one TCGL Committee Member, one TransCanada Committee Member and the President of the Partnership, who shall be a non-voting member of the Executive Committee and shall provide assistance to the other members.  The Management Committee may designate other committees, each such committee to consist of at least one TCGL Committee Member and one TransCanada Committee Member.  To the extent provided by the Management Committee, the Executive

Committee and any other committee shall have and may exercise any or all of the powers of the Management Committee in the management of the business of the Partnership, including the power to approve any or all of the designated actions set forth in Section 6.2(c), provided that with respect to any action set forth in Section 6.2(c) which is taken by a subcommittee, such action may be taken only with the unanimous consent of each voting member of the subcommittee.

6.3           Management Officials.  (a)    Other than as expressly set forth in this Agreement, the Management Committee is hereby authorized to (i) create titles for management officials of the Partnership; (ii) establish the power and authority associated with such titles to act as the agent of the General Partners to represent the Partnership in dealings with third parties, provided that the General Partners shall have no power to grant to any management official any control over the affairs of the Partnership, which control shall remain solely vested in the General Partners; (iii) elect, appoint and remove such management officials to and from the positions so created; and (iv) indemnify and hold harmless such management officials against any loss, expense or damage suffered by reason that such Person was a management official of the Partnership.  The appointment of such management officials shall not constitute such management officials as general partners of the Partnership and shall not affect the rights, duties and obligations of the General Partners as general partners, or the Management Committee under this Agreement.  All Persons elected as management officials of the Partnership shall report to the Management Committee which, on behalf of the General Partners, in all respects shall retain the ultimate management authority and control over the affairs of the Partnership.  All officials of the Partnership other than the management officials shall report to the management officials.

(b)           The management officials of the Partnership shall be a President, a Vice President and a Secretary.  The Management Committee in its discretion may also choose a Chairman, additional Vice Presidents, one or more Assistant Secretaries, a Treasurer, one or more Assistant Treasurers and other management officials.  Any number of positions may be held by the same Person, unless otherwise prohibited by law or this Agreement.  The Management Committee shall elect the management officials of the Partnership (other than the President who shall be appointed by TransCanada GP in its sole discretion) who shall hold their positions for such terms and shall exercise such powers and perform such duties, as shall be determined from time to time by the Management Committee; and all management officials of the Partnership shall hold such position until their successors are chosen and qualified, or until their earlier resignation or removal.  Any management official elected by the Management Committee may be removed at any time by the Management Committee.  Any vacancy occurring in any position of the Partnership shall be filled by the Management Committee (or, in the case of the President, by TransCanada GP).  The salaries of all management officials of the Partnership, if any, shall be fixed by the Management Committee.  The responsibilities and duties of the management officials are as follows:

(i)            The President shall be the chief executive officer of the Partnership and, subject to the Management Committee, on behalf of the General Partners, having full and complete control over the business and affairs of the Partnership, each shall have general supervision of the business of the Partnership and shall see that all orders and resolutions of the Management Committee are carried into effect.  The President may execute all bonds, mortgages, contracts and other instruments of the Partnership, except where required or permitted by law to be otherwise signed and executed and except that the other management officials of the Partnership may sign and execute documents when so authorized by the Management Committee.  The President shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him or her by the Management Committee.

(ii)           At the request of the President or in his absence or in the event of his inability or refusal to act, the Vice President so designated by the Management Committee shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President.  Each Vice President shall perform such other duties and have such other powers as the Management Committee from time to time may prescribe.

(iii)          The Secretary shall attend all meetings of the Partners of the Partnership and the Management Committee and record all the proceedings thereat in a book or books to be kept for that purpose; the Secretary shall also perform like duties for any standing committees when required.  The Secretary shall give, or cause to be given, notice of all meetings of the Partners of the Partnership and shall perform such other duties as may be prescribed by the Management Committee under whose supervision he shall be.  If the Secretary shall be unable or shall refuse to cause to be given notice of all meetings of the Partners of the Partnership, and if there shall be no Assistant Secretary, then the Management Committee may choose another management official to cause such notice to be given.  The Secretary shall see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be.

(iv)          The Treasurer shall have the custody of the Partnership funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Partnership and shall deposit all moneys and other valuable effects in the name and to the credit of the Partnership in such depositories as may be designated by the Management Committee.  The Treasurer shall disburse the funds of the Partnership as may be ordered by the Management Committee, taking proper vouchers for such disbursements, and shall render to the President and the Management Committee an account of all his transactions as Treasurer and of the financial condition of the Partnership.  If required by the Management Committee, the Treasurer shall give the Partnership a bond in such sum and with such surety or sureties as shall be satisfactory to the Management Committee for the faithful performance of the duties of his office and for the restoration to the Partnership, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Partnership.

(v)           Other Management Officials. Such other management officials as the Management Committee may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Management Committee.

6.4           Compensation and Reimbursement of the General Partners.  (a)   Except as provided in this Section 6.4 and elsewhere in this Agreement, no General Partner shall be compensated for his or its services as General Partner to the Partnership.

(b)           Subject to approval by the Management Committee, each General Partner shall be reimbursed for all expenses, disbursements and advances incurred or made in connection with the qualification of the Partnership and the General Partners to do business, and any issuance of Partnership Interests or other securities by the Partnership.

(c)           Subject to approval by the Management Committee, each General Partner shall be reimbursed on a monthly basis, or such other basis as the General Partners may determine in their sole discretion, for all direct expenses it incurs or makes on behalf of the Partnership (including amounts paid to any Person to perform services to the Partnership). The General Partners shall determine the expenses which are allocable to the Partnership in any reasonable manner. Such reimbursements shall be in addition to any reimbursement to a General Partner as a result of indemnification pursuant to Section 6.7.

(d)           Any amount reimbursed to a General Partner pursuant to Sections 6.4(b) or 6.4(c) which is disallowed by FERC shall be reimbursed to the Partnership by such General Partner.

6.5           Outside Activity.  (a)  Neither of the General Partners shall enter into or conduct any business except in connection with its performance of its duties and obligations as a General Partner under the terms of this Agreement.

(b)           Any Affiliate of a General Partner and any equity holder, director, officer or employee of a General Partner may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities which conflict with or are in direct competition with the Partnership for his or its own account and for the account of others, and may own interests in the same properties as those in which the Partnership owns an interest, without having or incurring any obligation to offer any interest in such properties, businesses or activities to the Partnership or any Partner, and, except as specified in Section 6.5(a), no other provision of this Agreement shall be deemed to prohibit any such Person from conducting such other businesses and other activities.  Neither the Partnership nor any of the Partners shall have any rights by virtue of this Agreement or the partnership relationship created hereby in any business ventures of any such Person or any of the revenues, profits or losses derived therefrom.

6.6           Dealings with the General Partners.  (a)        Any General Partner or Affiliate thereof with the consent of the General Partners may lend to the Partnership funds needed by the Partnership for such periods of time as the General Partners may determine; provided, however, that such General Partner or Affiliate may not charge the Partnership interest at a rate greater than the rate (including points or other financing charges or fees) that would be charged the Partnership (without reference to the General Partner’s financial abilities or guaranties) by unrelated lenders on comparable loans.  The Partnership shall reimburse such General Partner or Affiliate for any costs incurred by him or it in connection with the borrowing of funds obtained by such General Partner or Affiliate and loaned to the Partnership.

(b)           Either of the General Partners may itself, or may enter into an agreement with an Affiliate to, render services to the Partnership.  Any service rendered to the Partnership by a General Partner or any such Affiliate shall be on terms that are fair and reasonable to the Partnership.  Approval by the Management Committee of the terms of any such agreement shall constitute an acknowledgement that the terms contained in such agreement are fair and reasonable to the Partnership.  The General Partner, other than the General Partner or the Affiliate thereof which is providing the services, shall have the right to require the Partnership to conduct an audit of such services.  The provisions of Section 6.4 shall apply to the rendering of services described in this Section 6.6(b).

(c)           Neither any General Partner nor any Affiliate thereof shall sell, transfer or convey any property to, or purchase any property from, the Partnership, directly or indirectly, except pursuant to transactions that are fair and reasonable to the Partnership.

6.7           Indemnification.  (a)   To the fullest extent permitted by law, the Partnership shall indemnify any Person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, by reason of the fact that the Person is or was a General Partner or an equity holder, director or officer of a General Partner or management official of the Partnership, or is or was serving at the request of a General Partner or the Partnership as an equity holder, director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such Person in connection with such action, suit or proceeding, unless such Person failed to act in good faith and in a manner that such Person actually believed to be in or not opposed to the best interests of the Partnership.  This indemnification shall continue as to any Person who has ceased to serve in any or all of the foregoing capacities and shall inure to the benefit of the heirs, executors and administrators of any deceased Person.  The right to this indemnification shall be deemed a contract right and shall include the right to be advanced currently the expenses incurred in connection with any such action, suit or proceeding.

(b)           If a claim under paragraph (a) of this Section is not paid in full by the Partnership within 60 days after a written claim has been received by the Partnership, except in the case of a claim for the advancement of expenses incurred in connection with any action, suit or proceeding in which case the applicable period shall be 20 days, the indemnitee may at any time thereafter bring suit against the Partnership to recover the unpaid amount of the claim.  If successful in whole or in part in any suit or in a suit brought by the Partnership to recover the advancement of expenses incurred in connection with any action, suit or proceeding, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such a claim.  In any action brought by the indemnitee to enforce a right to indemnification hereunder or by the Partnership to recover the advancement of expenses incurred in connection with any action, suit or proceeding, the Partnership shall have the burden of proving by clear and convincing evidence that the indemnitee is not entitled to be indemnified under this Section or otherwise.  No unilateral determination by the Partnership that the indemnitee has not met the standard of conduct set forth in paragraph (a) of this Section shall create a presumption that the indemnitee has not met that standard of conduct or, in the case of an action brought by the indemnitee under this paragraph (b), be a defense to the action.

(c)           The right to indemnification and the advancement of expenses conferred in this Section shall not be exclusive of any other right that any Person may have or hereafter acquire under any statute, agreement or otherwise.

(d)           The Partnership may maintain insurance, at its expense, to protect any Person against any expense, liability or loss, whether or not the Partnership would have the power to indemnify such Person against such expense, liability or loss under the Partnership Act.

(e)           The Partnership may, to the extent authorized from time to time by the Management Committee, grant rights to indemnification and the advancement of expenses to any employee or agent of the Partnership lesser than or coextensive with the rights set forth above in this Section.

(f)            In no event may an indemnitee subject the Limited Partners to personal liability by reason of these indemnification provisions.

(g)           An indemnitee shall not be denied indemnification in whole or in part under this Section 6.7 because the indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

6.8           Liability.  (a)   Neither any General Partner nor any equity holder, director or officer of a General Partner or any management official of the Partnership (the “Management Group”) shall be liable to the Partnership, any General Partner, any Limited Partner for monetary damages as a result of any loss, costs, damage or other injury suffered by such Person as a result of the act or omission of a member of the Management Group (including a breach of fiduciary duty or duty of care to any of the foregoing), unless the Partnership, a General Partner, Limited Partner satisfies his or its burden of proof to show by clear and convincing evidence that the Person sought to be held liable (i) breached a duty of loyalty to the Partnership, (ii) acted in bad faith or engaged in intentional misconduct or a knowing violation of law or (iii) derived an improper personal benefit.

(b)           Each General Partner may exercise any of the powers granted to him or it by this Agreement and perform any of the duties imposed upon him or it hereunder either directly or by or through its agents, and such General Partner shall not be responsible for any misconduct or negligence on the part of any such agent appointed by such General Partner in good faith.

(c)           Whenever in this Agreement any General Partner is permitted or required to make a decision (i) in his or its “sole discretion” or “discretion,” with “complete discretion” or under a grant of similar authority or latitude, such General Partner shall be entitled to consider only such interests and factors as he or it desires and shall have no duty or obligation to give any consideration to any interest of or factors affecting the Partnership, the Limited Partners, or (ii) in his or its “good faith” or under another express standard, such General Partner shall act under such express standard and shall not be subject to any other or different standards imposed by this Agreement or any other agreement contemplated herein.  Each Limited Partner hereby agrees that any standard of care or duty imposed in this Agreement or any other agreement contemplated herein or under the Partnership Act or any other applicable law, rule or regulation shall be modified, waived or limited in each case as required to permit each General Partner to act under this Agreement or any other agreement contemplated herein and to make any decision pursuant to the authority prescribed in this Section 6.8(c).

6.9           Other Matters Concerning the General Partners.  (a)     Each General Partner may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, or other paper or document believed by him or it to be genuine and to have been signed or presented by the proper party or parties.

(b)           When any provision in this Agreement requires any action by or approval or consent of the General Partners, each of the General Partners must agree to take such action or give or deny such approval or consent.

(c)           Each General Partner may consult with legal counsel, accountants, appraisers, management consultants, investment bankers, and other consultants and advisers selected by it, and any opinion of such Person as to matters which such General Partner believes to be within such Person’s professional or expert competence shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by such General Partner hereunder in good faith and in accordance with such opinion.

6.10         Title to Partnership Assets.  All Partnership assets, whether real, personal or mixed, tangible or intangible, shall be owned by the Partnership as an entity, and no Partner, individually or collectively, shall have any ownership interest in such or all of the Partnership assets as may be held in the name of the Partnership or one or more nominees, as the General Partners may determine.  Each General Partner hereby declares and warrants that any Partnership assets for which legal title is held in the name of a General Partner shall be held in trust by such General Partner for the sole use and benefit of the Partnership in accordance with the terms and provisions of this Agreement.  All the Partnership assets shall be recorded as the property of the Partnership on its books and records, irrespective of the name in which legal title to such Partnership assets is held.

ARTICLE VII

LIMITATION OF LIABILITIES

7.1           Limitation of Liability of Limited Partners.  No Limited Partner shall be liable for or subject to any obligations, losses, debts or liabilities of the Partnership at any time in excess of the sum of (a) the amount of such Limited Partner’s Capital Account at such time, and (b) as specifically required by the Partnership Act.

7.2           Limitation of Authority of Partners.  Except as otherwise provided in the Operating Agreement, no Partner shall have the authority to act for, or assume any obligation or responsibility on behalf of, any other Partner, without the prior written approval of such other Partner.

7.3           Cross-Indemnification.  Each Partner (for purposes of this Section 7.3, the “indemnitor”) shall indemnify and hold harmless each of the other Partners (for purposes of this Section 7.3, the “indemnitee”) and the Affiliates, directors, officers, partners (other than the Partners to this Agreement), employees, agents and representatives of the indemnitee from and against any costs, losses, claims, damages and liabilities arising out of any act of the indemnitor or any of its Affiliates, directors, officers, partners (other than the Partners to this Agreement), employees, agents or representatives which has the effect of binding the indemnitee, or which has the effect of making the indemnitee liable without its consent, or arising out of any assumption of any obligation or responsibility by the indemnitor or any of its Affiliates, directors, officers, partners (other than the Partners to this Agreement), employees, agents or representatives which has the effect of binding the indemnitee, or which has the effect of making the indemnitee liable without its consent (including, without limitation, sales or other acts entirely on its part which may give rise to product liability claims); provided, however, that this Section 7.3 shall have no application with respect to any actions taken (a) on behalf of the Partnership by, or on behalf of, the Management Committee in conformance with this Agreement, (b) on behalf of one Partner by another Partner in conformance with this Agreement or (c) by, or on behalf of, the Operator (as that term is defined in the Operating Agreement) in conformance with the Operating Agreement.

7.4           Limited Recourse.  Unless otherwise consented to by the Management Committee, all agreements entered into by or on behalf of the Partnership, including any indenture, note or other evidence of indebtedness, shall provide that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any Partner, agent, management official or employee of the Partnership or any director, officer or employee of any of the foregoing for any obligation of the Partnership under such agreement or for any claim based on such obligation and that the sole recourse of other parties to such agreements shall be limited to the assets of the Partnership.

ARTICLE VIII

TRANSFER OR PLEDGE OF PARTNERSHIP INTERESTS

8.1           Additional Definitions.  The following definitions shall apply for purposes of this Article VIII:

Beneficial Owner.  Any “Beneficial Owner” within the meaning of Rule 13d-3 of the Exchange Act.

Change of Control Transaction.  A change in the beneficial ownership of the equity interests of the subject Person or a change in management of the subject Person as follows:

(a)           any Exchange Act Person (other than (i) the subject Person, (ii) any entity owned, directly or indirectly, by the equityholders of the subject Person in substantially the same proportions as their ownership of equity of the subject Person, and (iii) any trustee or other fiduciary holding securities under an employee benefit plan of the subject Person or its Affiliates or such proportionately owned entity) becomes, through acquisitions of securities of the subject Person after the date of this Agreement, the Beneficial Owner, directly or indirectly, of securities of the subject Person representing 50% or more of the then-outstanding equity interests of the subject Person;

(b)           a merger or consolidation of the subject Person with any other Person, other than (i) a merger or consolidation which would result in the equity interests of the subject Person outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into equity interests of the surviving entity) more than 50% of the equity interests of the subject Person or such surviving entity outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the subject Person (or similar transaction) in which no Person acquires more than 15% of the then outstanding equity interests of the subject Person;

(c)           the consummation of a plan of complete liquidation of the subject Person or the sale or disposition by the subject Person of all or substantially all of the assets of the subject Person (or any transaction having a similar effect);

(d)           if the subject Person has a Managing Board, during any 24 month period, individuals who at the beginning of such period constitute the Managing Board of the subject Person, and any new members of the Managing Board (other than members of the Managing Board designated by a Person who has entered into an agreement with the subject Person to effect a transaction described in paragraph (a), (b) or (c) above) whose election by the Managing Board or nomination for election by the equityholders of the subject Person was approved by a vote of at least two-thirds of the members of the Managing Board then still in office who either were members of the Managing Board at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof; or

(e)           if the subject Person does not have a Managing Board, a change in the Person or group of Persons, or any combination thereof, which controls directly or indirectly the subject Person unless (i) such Person or Persons acquiring control are Affiliates of the Persons or group of persons giving up control or (ii) such Person or Persons giving up control are widely held and publicly-traded.

Exchange Act.  The Securities Exchange Act of 1934, as amended.

Exchange Act Person.  Any “Person” within the meaning of Sections 3(a)(9), 13(d) and 14(d)(2) of the Exchange Act.

Managing Board.  The board of directors or similar management board or committee, if any, of the subject Person.

8.2           Transfer.  (a)   From and after the date hereof, no Partner shall, and each Partner shall cause each of their respective Affiliates not to:

(i)            directly sell, assign, transfer, give, hypothecate, pledge, encumber or otherwise dispose of, whether voluntarily or by operation of law or otherwise (a “Direct Transfer”); or

(ii)           effect or be subject to a Change of Control Transaction that results in an indirect sale, assignment, transfer, gift, hypothecation, pledge, encumbrance or otherwise disposition of, whether voluntarily or by operation of law or otherwise, all or any portion of the Partnership Interests of such Partner (the transactions described in the foregoing clauses (i) and (ii)  being collectively referred to herein as a “Transfer”) without the prior consent of the Management Committee (“Management Committee Consent”), and any Transfer or attempt to effect a Transfer without such consent shall be void; provided that notwithstanding the foregoing, Management Committee Consent shall not be required in connection with a Transfer (A) effected in accordance with the provisions of Sections 8.2(b) or 8.3, or (B) resulting from a Change in Control Transaction involving (x) in the case of Great Lakes or TransCanada GP, TransCanada Corporation (or any successor thereto), (y) in the case of TCGL GP, TC PipeLines, LP (or any successor thereto), and (z) in the case of any other Partner, the then-existing ultimate Parent entity of such Partner.

(b)           A Partner or any of its respective Affiliates may, without receiving Management Committee Consent and without complying with Section 8.3 (if applicable) but subject to compliance with Sections 8.4 and 8.5 (if applicable), at any time effect a Transfer of its Partnership Interest to any Affiliate (which for such purposes means, in respect of any Person, an Affiliate which, directly or indirectly, owns completely, or is owned completely, or shares common ownership completely in respect of such Person).  Any Partner who effects a Direct Transfer of a Partnership Interest in accordance with this Section 8.2(b) shall, upon the consummation of such Direct Transfer, cease to have any further rights or obligations with respect to such Partnership Interest.

8.3           Right of First Refusal.  (a)   In the event a Partner (the “Transferring Partner”) accepts a bona fide offer to effect a Direct Transfer of all of its Partnership Interest (the “Subject Interest”) to a Person (the “Offeror”) in exchange for cash by entering into a written agreement with the Offeror with respect to such offer (the “Third Party Agreement”), then, prior to consummating the transactions contemplated by the Third Party Agreement, the Transferring Partner shall give written notice thereof (the “Disposition Notice”) to the other Partners enclosing a true and complete copy of the Third Party Agreement, which Third Party Agreement (i) must contain all of the terms and conditions of the proposed transaction between the Transferring Partner and the Offeror (the “Proposed Transaction”), and (ii) cannot provide for the Transfer of, or otherwise address or take into account, any assets or liabilities of the Transferring Partner or any of its Affiliates other than the Subject Interest.

(b)           The Partners other than the Transferring Partner shall have a right of first refusal, exercisable for a period beginning on the date of the delivery of the Disposition Notice and ending on the 90th day after delivery of the Disposition Notice (the “Exercise Period”), to purchase the Subject Interest on the terms set forth in the Third Party Agreement (with only those changes as are necessary to reflect that the applicable Partner, as opposed to the Offeror, is the buyer of the Subject Interests), on a pro rata basis (determined by dividing each such non-Transferring Partner’s Percentage Interest by the sum of the Percentage Interests of all the Partners other than the Transferring Partner).

(c)           If more than one Partner elects to purchase any portion of the Subject Interest, such Partners may allocate the purchase of the Subject Interest among themselves on a basis unanimously agreed to by such Partners, provided that such Partners collectively agree to purchase 100% of the Subject Interest and failing agreement shall purchase their pro rata share of the Subject Interest.

(d)           If no Partner makes a timely election to exercise its right of first refusal in accordance with this Section 8.3, the Transferring Partner shall thereafter be free to complete the Subject Transaction with the Offeror on the terms set forth in the Third Party Agreement.  If the Transferring Partner does not complete the Subject Transaction within 90 days after the expiration of the Exercise Period, the Transferring Partner shall be prohibited from completing with Proposed Transaction without again complying with the terms of this Section 8.3.

8.4           Mechanics of Transfer.  (a)    Any Person (other than a Partner) who is the transferee of Partnership Interests pursuant to a Direct Transfer in compliance with the terms and conditions of this Article VIII shall, in order to validly effect the Direct Transfer in accordance with this Article VIII, agree in writing to be bound by this Agreement (as modified to reflect any changes that, in the determination of the Management Committee, may be necessary or reasonably appropriate to give effect to such Direct Transfer and the addition of such Person as a Partner) and, in doing so, shall be deemed to have: (i) agreed to comply with and be bound by and to have executed this Agreement, (ii) represented and warranted that such transferee has authority to enter into this Agreement, (iii) appointed each General Partner attorney-in-fact to execute any document that either of them may deem necessary or appropriate to be executed in connection with such transfer, and (iv) made the consents and waivers contained herein.

(b)           Each distribution in respect of Partnership Interests shall be paid by the Partnership, directly or through its agent, only to the Partner of record.  Such payment shall constitute full payment and satisfaction of the Partnership’s liability in respect of such payment, regardless of any claim of any Person who may have an interest in such payment by reason of an assignment or otherwise.

8.5           Further Restrictions on Transfer.  In addition to the other limitations on Transfers set forth in this Article VIII and elsewhere in this Agreement to the contrary, no Partner shall, and each Partner shall cause their respective Affiliates not to, effect a Transfer of any Partnership Interest if such Transfer would (a) violate the then applicable Federal and state securities laws or rules and regulations of the Securities and Exchange Commission, any state securities commission or any other governmental authorities with jurisdiction over such transfer, (b) result in the Partnership being treated as a corporation for Federal income tax purposes (including Section 7704 of the Code) or being terminated under Section 708(b) of the Code, unless in the case of a termination under Section 708(b) of the Code, such termination would not have a material adverse effect on any non-transferring Partner’s present or future allocable share of Partnership taxable income or loss with respect to its Partnership Interest (also taking into account any recapture of credits) as compared to its present or future allocable share of Partnership taxable income or loss if there had not been such a termination, or (c) affect the Partnership’s existence or qualification as a limited partnership under the Partnership Act.

ARTICLE IX

ADMISSION OF PARTNERS

9.1           Admission of Additional Limited Partners.  A Person (other than Great Lakes) who makes a Capital Contribution to the Partnership shall be admitted to the Partnership as an Additional Limited Partner upon furnishing to the Management Committee (a) acceptance, in form satisfactory to the Management Committee, of all the terms and conditions of the Agreement and (b) such other documents or instruments as may be required in order to effect his admission as a Limited Partner, and such admission shall become effective on the date that the Management Committee determines in its sole discretion that such conditions have been satisfied and when any such admission is shown on the books and records of the Partnership.

9.2           Admission of Additional General Partners.  The General Partners may admit to the Partnership one or more additional General Partners at any time and from time to time and shall establish the rights, powers and privileges of such additional General Partners.

9.3           Admission of Successor General Partners.  A successor General Partner selected pursuant to Section 10.1 shall be admitted to the Partnership as a General Partner, effective immediately prior to the withdrawal of a General Partner pursuant to Section 10.1.

9.4           Amendment of Agreement and of Certificate of Limited Partnership.  For the admission to the Partnership of any additional or successor General Partner (including in respect of a transfer of a General Partner Interest in accordance with Article VIII), the General Partners shall take all steps necessary and appropriate to prepare and file as soon as practical an amendment of this Agreement and, if required by law, the Certificate of Limited Partnership.

ARTICLE X

WITHDRAWAL AND REMOVAL OF PARTNERS

10.1         Withdrawal of General Partners.  Each General Partner covenants and agrees that, without the consent of the other General Partners, it will not withdraw as a General Partner.  The foregoing notwithstanding, a Person will cease to be a General Partner and will be deemed to have withdrawn as a General Partner upon the occurrence of an Event of Withdrawal.  Upon the withdrawal by a General Partner upon the occurrence of an Event of Withdrawal or otherwise in violation of this Agreement, the Partnership shall terminate and dissolve unless the remaining General Partners agree to continue the Partnership.  If the remaining General Partners so agree, the Partnership shall be continued, without dissolution, the withdrawing general partner shall not be entitled to receive any distribution from the Partnership except as otherwise provided in Article XI, the Partnership Interests of the withdrawing General Partner shall immediately be converted into that of a Limited Partner, and all rights, powers and privileges of the withdrawing General Partner under this Agreement shall be vested in the remaining General Partners.  Prior to the effective date of such a withdrawal, if any, the remaining General Partners may select a successor General Partner to the withdrawing General Partner with such rights, powers and privileges as designated by the remaining General Partner.  If a successor General Partner is selected, it shall be admitted immediately prior to the withdrawal of the withdrawing General Partner.  Upon withdrawal of the last remaining General Partner, the Partnership shall be dissolved pursuant to Section 11.1.

10.2         Removal of General Partners.  A General Partner may not be removed by the other General Partners or the Limited Partners.

10.3         Withdrawal of Limited Partners.  No Limited Partner shall have any right to withdraw from the Partnership; provided, however, that upon a permitted transfer of a Limited Partnership Interest, such Limited Partner shall cease to be a Limited Partner with respect to the Partnership Interest so transferred.  No Limited Partner shall be entitled to the return of its Capital Contribution, except to the extent, if any, that distributions made pursuant to this Agreement or upon termination of the Partnership may be considered as such by law and then only to the extent provided for in this Agreement.

10.4         Liability of Withdrawing Partner.  A Partner who has withdrawn from the Partnership shall remain liable for all of its obligations or liabilities as of the date of withdrawal whether known or unknown or fixed or contingent at that time.

ARTICLE XI

DISSOLUTION AND LIQUIDATION

11.1         Dissolution.  Except as otherwise provided below, the Partnership shall not be dissolved by the admission of Additional Limited Partners or Substituted Limited Partners, by the admission of additional General Partners or successor General Partners or by the removal of a General Partner in accordance with the terms of this Agreement.  The Partnership shall dissolve, and its affairs shall be wound up, upon:

(a)           the expiration of its term as provided in Section 1.6;

(b)           the withdrawal with respect to the last remaining General Partner or the withdrawal of a General Partner as provided in Section 10.1, unless the remaining General Partners agree to continue the Partnership, provided that the Partnership shall not be dissolved and shall not be required to be wound up by reason of such withdrawal if, within 90 days after the withdrawal all remaining Partners agree in writing to continue the business of the Partnership; or

(c)           an election to dissolve the Partnership by the General Partners.

11.2         Winding Up and Liquidation.  Upon the dissolution of the Partnership, the Management Committee shall continue to exercise its powers under this Agreement for the purpose of winding up the business of tie Partnership and liquidating its assets in an orderly manner, but the Partnership shall engage in no new business during the period of such winding up.

(a)           The assets of the Partnership remaining after the payment, or provision for payment, of all the liabilities of the Partnership shall be distributed to the Partners in accordance with the positive balances in their respective Capital Accounts, after taking all adjustments to Capital Accounts for all periods, provided, however, that if the Capital Accounts of the Partners, as adjusted for all periods, are not in the ratio of the Percentage Interests of the Partners, then first to such Partners to cause the Capital Accounts to be in such Percentage Interests.

(b)           No termination or dissolution of the Partnership shall relieve a Partner from any obligation accruing or accrued to the date of such termination or dissolution.

11.3         Cancellation of Certificate of Limited Partnership.  Upon the completion of the distribution Partnership property as provided in Section 11.2, the Partnership shall be terminated, and the Management Committee (or the General Partners and Limited Partners if necessary) shall cause the cancellation of the Certificate of Limited Partnership and all qualifications of the Partnership as a foreign limited partnership in jurisdictions other than the State of Delaware and shall take such other actions as may be necessary to terminate the Partnership.

11.4         Return of Capital.  Upon dissolution of the Partnership, the General Partners shall contribute to the Partnership an amount equal to the lesser of: (i) any deficit balances in their Capital Accounts; or (ii) the excess of 1.01% of the sum of the cash amount and Net Agreed Value of all Capital Contributions of the Limited Partners as limited partners of the Partnership over the sum of the cash amount and the Net Agreed Value of all Capital Contributions previously contributed by the General Partners as general partners of the Partnership.  Other than as provided in the preceding sentence, no General Partner shall be personally liable for the return of the Capital Contributions of the Limited Partners, or any portion thereof, it being expressly understood that (x) any such return shall be made solely from Partnership assets and (y) neither a deficit in a Partner’s Capital Account, nor the General Partners’ obligation to contribute amounts to the Partnership pursuant to this Section 11.4, shall constitute a Partnership asset.

11.5         Waiver of Partition.  Each Partner hereby waives any right to partition of the Partnership property.

11.6         Continuance of Partnership.  If, notwithstanding Section 11.1 of this Agreement, the Partnership is at any time deemed by operation of law and other than pursuant to Section 10.1 or 10.2 to be dissolved, each of the Partners hereby covenants and agrees with the other Partners as follows:

(a)           The business and affairs of the Partnership shall continue without interruption and be carried out by a new limited partnership (the “Successor Partnership”);

(b)           The General Partners and Limited Partner(s) of the Successor Partnership shall be the Persons who were General Partners and Limited Partner(s) respectively, hereunder at the time of such dissolution;

(c)           The Successor Partnership and the Partners thereof shall be governed by the terms of this Agreement as if the Successor Partnership were the Partnership;

(d)           Each of the Partners covenants and agrees to execute such further agreements, including (without limitation) notes, novations and accommodations, as may be necessary to continue the business of the Partnership and to protect and perfect any lien or security interest granted by the Partnership;

(e)           Each of the Partners waives and releases, to the full extent it may lawfully do so, all rights to a winding up or liquidation of the business of the Partnership, notwithstanding that the dissolution of the Partnership may be caused wrongfully or otherwise in contravention of this Agreement by such Partner or any other Partner, and further notwithstanding that, at the time of such dissolution, such Partner shall be, or be deemed to be or thereby become, a withdrawing Partner pursuant to this Agreement; and

(f)            As used in this Section 11.6, the term “Partnership,” at any point in time, shall mean the Partnership originally formed pursuant to this Agreement or the Successor Partnership which at such time is continuing the business and affairs of the Partnership originally so formed.

11.7         Termination Subject to Natural Gas Act.  The right and power to terminate the Partnership shall at all times be subject to the obligations and duties of the Partnership as a “natural gas company” under the Natural Gas Act or any successor or parallel statutes and the jurisdiction of the FERC thereunder, and no termination shall be effected unless all provisions of such Act shall have been complied with and any transfer of the Partnership’s business and assets, including all certificates of public convenience and necessity issued under such Act, shall have been validly consummated or abandoned under the provisions of such Act and other applicable law.

ARTICLE XII

AMENDMENT OF PARTNERSHIP AGREEMENT;
MEETINGS; RECORD DATE

12.1         Amendments to be Adopted Solely by the General Partners.  The General Partners through the Management Committee, without the consent of any Partner, may amend any provision of this Agreement, and execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection therewith, to reflect or effectuate:

(a)           a change in the name of the Partnership; the location of the principal place of business of the Partnership; the registered office of the Partnership in the State of Delaware or the registered agent for service of process on the Partnership in the State of Delaware;

(b)           the continuance of the Partnership in accordance with the provisions of this Agreement;

(c)           any necessary or appropriate changes to satisfy any requirements or conditions of applicable law;

(d)           any changes required, contemplated or expressly permitted by this Agreement;

(e)           the admission, substitution, removal or withdrawal of Partners in accordance with this Agreement;

(f)            the cure of any ambiguity, or the correction or supplementation of any provision of this agreement which may be inconsistent with any other provision herein, or the correction of any stenographic or clerical errors or omissions in order that this Agreement shall accurately reflect the agreement among the Partners;

(g)           a change that the General Partners in their sole discretion have determined to be reasonable and necessary or appropriate to qualify or continue the qualification of the Partnership as a limited partnership or a partnership in which the Limited Partners have limited liability under the laws of any state or that is necessary or advisable in the opinion of the General Partners to ensure that the Partnership will not be treated as an association taxable as a corporation for Federal income tax purposes;

(h)           a change (i) that in the sole discretion of the General Partners does not adversely affect the other Partners in any material respect, (ii) that is necessary or desirable to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any Federal or state agency or judicial authority or contained in any Federal or state statute or that is necessary or desirable to facilitate the registration of any of the securities of the Partnership under the Securities Act of 1933, or comply with any rule, regulation, guideline or requirement of any securities exchange on which such securities are or will be listed for trading, compliance with any of which the

General Partners deem to be in the best interests of the Partnership and the other Partners, or (iii) that is required or contemplated by this Agreement;

(i)            an amendment that is necessary, in the opinion of counsel to the Partnership, to prevent the Partnership, any General Partner or any equity holder, director, officer or employee of a General Partner from in any manner being subjected to the provisions of the Investment Company Act of 1940, as amended, the Investment Advisers Act of 1940, as amended, or “plan asset” regulations adopted under the Employee Retirement Income Security Act of 1974, as amended, whether or not substantially similar to plan asset regulations currently applied or proposed by the United States Department of Labor;

(j)            an amendment that in the sole discretion of the General Partners is necessary or desirable in connection with additional Capital Contributions made by the General Partners or the issuance of any class or series of Partnership Interests pursuant to Section 3.2;

(k)           any amendment described in Section 9.5; or

(l)            any other amendments similar to the foregoing.

Any Person (including the Partnership or any Partner) seeking legal or equitable relief concerning any such amendment by the General Partners shall have the burden of proving by clear and convincing evidence that the amendment falls outside the scope of the foregoing provisions of this Section 12.1.

12.2         Amendment Procedures.  Except as provided in Section 9.5, all amendments to this Agreement shall be made in accordance with the following requirements.  Amendments of this Agreement may be proposed only by the General Partners.  If an amendment is proposed, the General Partners shall seek the written consent of a Majority Interest or call a meeting of the Limited Partners to consider and vote on the proposed amendment.  A proposed amendment shall be effective upon its approval by a Majority Interest.  The General Partners shall notify all Partners upon final adoption of any proposed amendment.

ARTICLE XIII

DISPUTE RESOLUTION

13.1         Agreement to Arbitrate.  In the event that any dispute, difference or question arises between any Partners as to the meaning or interpretation of any provision of this Agreement or as to the performance of a Partner of its obligations hereunder, whether before or after the termination of this Agreement, and upon which such Partners cannot agree, then every such dispute, difference or question shall be referred to arbitration in accordance with the provisions of Section 13.2.  No action may be brought by any Partner with respect to any such matter but the same shall be determined only by arbitration.

13.2         Procedure.  If any Partner wishes to submit a dispute, difference or question to arbitration as provided in Section 13.2, it shall do so by giving notice of arbitration to the other

Partners, setting out in such notice the dispute, difference or question to be determined by arbitration.  Upon receipt of such notice by the other Partners, the Partners party to the dispute (the “Disputing Partners”) shall proceed to appoint a single arbitrator (the “Arbitrator”).  If the Disputing Partners do not agree on the appointment of a single arbitrator within 20 days after the receipt of notice of arbitration by the Disputing Partner(s) to whom such notice is given, or within such greater period as the Disputing Partners may agree in writing, any Disputing Partner may appoint an arbitrator and give notice to the other Disputing Partner(s) of the appointment of such arbitrator.  The Disputing Partner receiving such notice within 20 days thereafter shall appoint a second arbitrator; if such party fails to name a second arbitrator within the said period of 20 days, a second arbitrator may be appointed by the first Disputing Partner.  The two arbitrators so appointed shall appoint a third arbitrator.  If the two arbitrators are unable to agree as to the third arbitrator, any of the Disputing Partners may request the Chief Justice of the Ontario Court of Justice, General Division or the Senior Federal District Judge of the United States District Court, Eastern District of Michigan, to appoint a third arbitrator and the person so appointed by the Chief Justice of the Ontario Court of Justice, General Division or by the Senior Federal District Judge of the United States District Court, Eastern District of Michigan, shall be the third arbitrator (in such case, such panel of three arbitrators shall be the “Arbitrator”).  The decision of the Arbitrator shall be final and binding, and the Partners agree that judgment on the Arbitrator’s award may be entered by any circuit court of the State of Michigan or by any other court of competent jurisdiction.  Except as otherwise provided herein or required by law, the arbitration shall be conducted under the rules of the American Arbitration Association.

ARTICLE XIV

GENERAL PROVISIONS

14.1         Notices.  Notice to all Partners shall be deemed to be notice to the Partnership.  If any Partner receives a notice to or on behalf of the Partnership, such Partner shall immediately transmit such notice to all Partners.  Any notice or other communication required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given upon hand delivery or on the first business day following delivery to a nationally recognized United States or Canadian overnight courier service, fee prepaid, return receipt or other confirmation of delivery requested, or on the third business day following delivery to the United States or Canadian Postal Service as certified or registered mail return receipt requested, postage prepaid, if addressed to the Partnership and each Partner at the addresses set forth below, or when telecopied or sent by facsimile transmission to the numbers designated in writing by each Partner to be followed within three (3) business days by delivery of written copy of such communication:

(a)           To each of the Partners at the address as shown in the records of the Partnership or at such other address as may be designated from time to time by any Partner by written notice to each other Partner and the Partnership; and

(b)           To the Partnership at its principal office or such other address as may be designated from time to time by written notice to each of the Partners.  Any Partner may request that copies of notices be given to any Affiliate at such address designated by such Partner by written notice to each other Partner and to the Partnership, provided that any failure to give such notice shall not affect the validity of any notice given to any Partner or the Partnership in accordance with this Section 14.1.  Each of the Partners agrees to give such notice to any such Affiliate.

14.2         Further Assurances.  Each of the Partners agrees to execute and deliver all such other and additional instruments and documents and to do such other acts and things as may be reasonably necessary more fully to effectuate this Partnership and carry on the Partnership business in accordance with this Agreement.

14.3         Applicable Law.  This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware without regard to the principles of conflicts of laws.  In the event that any provision of this Agreement shall be deemed to conflict with any provision of the Partnership Act, the provisions of the Partnership Act shall, to the extent required by the Partnership Act, be controlling.

14.4         Counterparts.  This Agreement may be executed in counterparts (including counterparts provided for the execution by an Additional Partner), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

14.5         Headings.  The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

14.6         Waiver.  No waiver by any Person of any default by any Partner or Partners in the performance of any provision, condition or requirement herein shall be deemed to be a waiver of, or in any manner release the said Partner or Partners from performance of any other provision, condition or requirement herein; nor shall such waiver be deemed to be a waiver of, or in any manner a release of, said Partner or Partners from future performance of the same provision, condition or requirement.  Any delay or omission of any Partner to exercise any right hereunder shall not impair the exercise of any such right, or any like right, accruing to it thereafter.  No waiver of a right created by this Agreement by one or more Partners shall constitute a waiver of such right by the other Partners except as may otherwise be required by law with respect to Persons not parties hereto.  The failure of one or more Partners to perform its or their obligations hereunder shall not release the other Partners from the performance of such obligations.

14.7         Laws and Regulatory Bodies.  This Agreement and the obligations of the Partners hereunder are subject to all applicable laws, rules, orders and regulations of governmental authorities having jurisdiction and, in the event of conflict, such laws, rules, orders and regulations of governmental authorities having jurisdiction shall control.

14.8         Section Numbers.  Unless otherwise indicated, references to section numbers are to sections of this Agreement.

14.9         References to Money.  All references in this Agreement to, and transactions hereunder in, money shall be to or in Dollars of the United States of America.

14.10       Severability.  Should any provision of this Agreement be deemed in contradiction with the laws of any jurisdiction in which it is to be performed or unenforceable for any reason, such provision shall be deemed null and void, but this Agreement shall remain in force in all other respects.  Should any provision of this Agreement be or become ineffective because of changes in applicable laws or interpretations thereof, should this Agreement fail to include a provision that is required as a matter of law, the validity of the other provisions of this Agreement shall not be affected thereby.  If such circumstances arise, the parties hereto shall negotiate in good faith appropriate modifications to this Agreement to reflect those changes that are required by law.

14.11       Third Persons.  Except as expressly provided in this Agreement, nothing herein expressed or implied is intended or shall be construed to confer upon or to give any Person not a party hereto any rights or remedies under or by reason of this Agreement.

14.12       Binding Effect.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

14.13       Integration.  This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

14.14       Survival.  All indemnities and reimbursement obligations made pursuant to this Agreement shall survive dissolution and liquidation of the Partnership until expiration of the longest applicable statute of limitations (including extensions and waivers) with respect to the matter for which a party would be entitled to be indemnified or reimbursed, as the case may be.

*        *        *

IN WITNESS WHEREOF, the Partners have caused this Agreement to be executed by their respective duly authorized officers as of February 22, 2007.

TRANSCANADA GL, INC.

By:	/s/ Ronald L. Cook

By:	/s/ Donald J. DeGrandis

TC GL INTERMEDIATE LIMITED PARTNERSHIP, by its general partner, TC PIPELINES GP INC.

By:	/s/ Ronald L. Cook

By:	/s/ Donald J. DeGrandis

GREAT LAKES GAS TRANSMISSION COMPANY

By:	/s/ Lee G. Hobbs

By:

EXHIBIT A

PERCENTAGE INTERESTS

Partner	Percentage Interest

TransCanada GL, Inc.	46.45%

TC GL Intermediate Limited Partnership	46.45%

Great Lakes Gas Transmission Company	7.10%